CONTRACT OWNER METING RESULTS

   SPECIAL MEETING OF CONTRACT OWNERS PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                              HELD NOVEMBER 2, 1999
                                 (ALL ACCOUNTS)

1. Election of the Board of Directors (all accounts).

                            For              Withheld

    Aschenbrenner      214,153,668          7,681,894
    Davis              213,384,759          8,450,803
    Eucher             214,054,189          7,781,374
    Ferguson           214,233,666          7,601,896
    Gilbert            213,996,784          7,838,778
    Griswell           214,074,126          7,761,436
    Kimball            214,182,229          7,653,333
    Lukavsky           214,207,878          7,627,685

2. Ratification of selection of Ernst & Young LLP as independent public auditors.

      Account             In Favor       Opposed       Abstain

    All Accounts        214,555,450    2,167,342    5,112,770

3. Amendment of Management Agreement to:

    A. Clarify changes to delegation provision.

      Account              In Favor       Opposed      Abstain

 Aggressive Growth         8,204,057      286,144       353,510
 Asset Allocation          3,690,884      136,879       118,876
 Balanced                 26,397,975      988,041     1,169,420
 Blue Chip                    23,270            0            0
 Bond                     15,101,971      791,567      611,794
 Capital Value            36,982,739    2,873,719    1,428,436
 Government Securities    18,070,552      905,528      996,735
 Growth                   30,855,834    1,360,926    1,769,791
 High Yield                   21,010            0            0
 International            17,075,445      887,517    1,585,709
 International SmallCap      731,450       27,176       10,760
 LargeCap Growth               5,530        2,191        3,134
 MicroCap                    187,527       25,012       11,844
 MidCap                   22,092,299    1,131,257    1,829,359
 MidCap Growth               570,302       21,360        8,793
 MidCap Value                  5,452        2,137        1,545
 Money Market             16,324,159      590,873      514,174
 Real Estate                 251,214        6,676        3,312
 SmallCap                    909,010       23,001       32,351
 SmallCap Growth             619,570       33,871       15,409
 SmallCap Value              457,961       17,582        8,579
 Stock Index 500           1,136,681      142,903       30,672
 Utilities                 1,325,475       17,970       18,660

    B. Modify management fee schedule.

      Account              In Favor       Opposed      Abstain

    Capital Value        30,703,721    9,087,748    1,493,425
    Growth               27,786,657    4,338,377     1,861,518
    International         15,476,186    2,377,556    1,694,929

4. Approval of changes to fundamental investment restrictions regarding:

    A. Options and Financial Futures.

      Account              In Favor       Opposed      Abstain

    Capital Value        34,297,825    5,450,657     1,536,412

    B. Short Sales.

      Account              In Favor       Opposed      Abstain

    Capital Value        34,226,217    5,562,108    1,496,570

    C. Lending of Portfolio Securities.

      Account              In Favor       Opposed      Abstain

    Capital Value        34,803,671    4,982,271     1,498,952
    Money Market         16,118,394      653,729       657,083

    D. Diversification.

      Account              In Favor       Opposed      Abstain

    Balanced             26,419,600    1,101,693     1,034,143
    Bond                 15,093,176      521,907       890,250
    Capital Value        36,815,801    3,070,710     1,398,383
    High Yield               21,010             0            0
    MidCap               22,084,967    1,072,713     1,895,235

5. Approval of a proposal to permit the Manager to select and contract with sub-advisers for certain Accounts after approval by the Board of Directors but without obtaining shareholder approval.

      Account              In Favor       Opposed      Abstain

    Aggressive Growth     8,046,718      316,309      480,684
    Asset Allocation      3,743,863       72,588      130,187
    LargeCap Growth           5,530        2,191        3,134
    MicroCap                197,808       16,548       10,028
    MidCap Growth           580,235       12,767        7,453
    MidCap Value              5,452        2,137        1,545
    SmallCap Growth         614,669       38,038       16,142
    SmallCap Value          472,697        2,883        6,541